Exhibit 99.1

Intermolecular Announces Third Quarter 2014 Financial Results

SAN JOSE, Calif., Oct. 31, 2014 -- Intermolecular, Inc. (Nasdaq: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its third quarter ended September 30, 2014.
Revenue for the third quarter of 2014 was $10.9 million, a decline of 39% from $17.7 million in the year-ago period, but up from the prior quarter’s revenue of $9.9 million. Collaborative development program (CDP) revenue was $7.7 million for the quarter, compared to $11.2 million in the prior year period. Licensing and royalty revenue was $3.2 million, compared to $3.8 million for the same period a year ago.
Gross margin in the third quarter of 2014 was 43.2% compared to 48.9% in the third quarter of 2013, and 43.3% in the immediate prior quarter. For the third quarter of 2014, the Company reported a net loss of $(5.0) million, or $(0.11) per share, compared to a net loss of $(2.2) million, or $(0.05) per share, for the third quarter of 2013 and a net loss of $(6.9) million, or $(0.15) per share, in the second quarter of 2014.
Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
On a non-GAAP basis, the Company reported a net loss of $(3.2) million, or $(0.07) per share, compared to a net loss of $(0.8) million, or $(0.02) per share, in the third quarter of 2013, and a net loss of $(5.3) million, or $(0.11) per share, in the second quarter of 2014.
Cash flows used in operations for the third quarter of 2014 were $(2.3) million. The Company invested $0.6 million in capital expenditures in the third quarter, and ended the quarter with cash and investments of $66.1 million.
“Our third quarter results reflect incremental progress in our core business,” said Bruce McWilliams, CEO of Intermolecular. “We will now place a greater focus on scaling our business, and expect to see progress in the coming quarters.”
Outlook for Fourth Quarter 2014
The following statements are based on current expectations for the fourth quarter of 2014.

•	The Company projects revenue in the range of $10 to $11 million. This revenue projection includes approximately $9.6 million from reported backlog as of September 30, 2014.

•
Non-GAAP net loss, excluding stock-based compensation expense, is projected between a non-GAAP net loss of $(4.5) million and $(5.5) million, or between $(0.10) per share to $(0.12) per share, on approximately 47 million basic shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 8:30 am, Eastern Time/5:30am, Pacific Time today with Bruce McWilliams, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss third quarter 2014 results and other business developments.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPC™) platform, application-specific workflows and its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the effects of our reduction in force and recent efforts to streamline our operations, including on our ability to realize cost savings as well as make the necessary investments in new technology capabilities; the effects of our engagement with our key markets and customers and our focus on customers that are semiconductor companies; our ability to productize our workflows with existing and future customers; our ability to serve a variety of customers in the fragmented clean energy markets; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; our backlog and our expectations that it will convert to revenue; the ability of our business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate revenue in the future, whether through royalties or sale of such assets; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; the strength of our intellectual property and patent portfolio; expectations of customers with respect to their business and technology in the remaining fourth quarter of 2014 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers and sale of our assets. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2013 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Collaborative development program and services revenue	$7,699	$11,156	$23,450	$34,858
Product revenue	—	2,748	—	5,852
Licensing and royalty revenue	3,156	3,844	13,244	11,079
Total revenue	10,855	17,748	36,694	51,789
Cost of revenue	6,167	9,064	18,371	24,047
Gross profit	4,688	8,684	18,323	27,742

Operating expenses:
Research and development	5,023	6,107	18,191	17,727
Sales and marketing	1,321	1,544	4,348	4,759
General and administrative	3,134	3,008	9,544	9,042
Restructuring charges	—	—	1,361	—
Total operating expenses	9,478	10,659	33,444	31,528

Operating loss	(4,790)	(1,975)	(15,121)	(3,786)
Interest expense, net	(159)	(168)	(532)	(649)
Other (expense) income, net	(13)	(2)	(13)	66
Loss before provision for income taxes	(4,962)	(2,145)	(15,666)	(4,369)
Income tax provision	1	26	7	32
Net loss	$(4,963)	$(2,171)	$(15,673)	$(4,401)

Basic and diluted net loss per common share	$(0.11)	$(0.05)	$(0.34)	$(0.10)

Shares used in basic and diluted net loss per common share	46,842	45,192	46,655	44,658

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of September 30,	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$22,050	$72,083
Marketable securities	44,076	—
Total cash, cash equivalents and marketable securities	66,126	72,083
Accounts receivable, net	6,252	7,022
Inventory, current portion	72	—
Prepaid expenses and other current assets	1,505	2,247
Total current assets	73,955	81,352

Inventory	7,387	6,510
Property and equipment, net	21,745	28,485
Intangible assets, net	8,080	7,855
Other assets	270	280
Total assets	$111,437	$124,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$221	$2,157
Accrued compensation and employee benefits	2,748	3,655
Deferred revenue	3,003	2,472
Accrued liabilities	2,437	3,672
Note payable	2,000	2,000
Total current liabilities	10,409	13,956

Note payable, net of current portion	21,500	23,000
Deferred revenue, net of current portion	1,895	830
Other long-term liabilities	2,780	1,844
Total liabilities	36,584	39,630

Stockholders’ equity:
Common stock	48	46
Additional paid-in capital	200,632	194,930
Accumulated other comprehensive loss	(30)	—
Accumulated deficit	(125,797)	(110,124)
Total stockholders’ equity	74,853	84,852
Total liabilities and stockholders’ equity	$111,437	$124,482

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(15,673)	$(4,401)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization, and accretion	8,149	6,951
Stock-based compensation	4,529	4,088
Loss on disposal of property and equipment	—	9
Changes in operating assets and liabilities:
Prepaid expenses and other assets	656	244
Inventory	50	(1,694)
Accounts receivable	770	(2,052)
Accounts payable	(1,231)	2,057
Accrued and other liabilities	(440)	1,199
Deferred revenue	1,596	(422)
Net cash (used in) provided by operating activities	(1,594)	5,979
Cash flows from investing activities:
Purchase of short-term investments	(45,171)	(1,001)
Redemption of short-term investments	785	751
Purchase of property and equipment	(2,568)	(9,054)
Capitalized intangible assets	(1,160)	(1,113)
Net cash used in investing activities	(48,114)	(10,417)
Cash flows from financing activities:
Proceeds from debt	—	25,000
Payment of debt	(1,500)	(26,514)
Proceeds from exercise of common stock options	1,175	1,935
Net cash (used in) provided by financing activities	(325)	421
Net decrease in cash and cash equivalents	(50,033)	(4,017)
Cash and cash equivalents at beginning of period	72,083	78,283
Cash and cash equivalents at end of period	$22,050	$74,266

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP cost of net revenue	$6,167	$9,064	$18,371	$24,047
Stock-based compensation expense (a)	(407)	(379)	(955)	(1,151)
Non-GAAP cost of net revenue	$5,760	$8,685	$17,416	$22,896

GAAP gross profit	$4,688	$8,684	$18,323	$27,742
Stock-based compensation expense (a)	407	379	955	1,151
Non-GAAP gross profit	$5,095	$9,063	$19,278	$28,893

As a percentage of net revenue:
GAAP gross margin	43.2%	48.9%	49.9%	53.6%
Non-GAAP gross margin	46.9%	51.1%	52.5%	55.8%

GAAP operating loss	$(4,790)	$(1,975)	$(15,121)	$(3,786)
Stock-based compensation expense (a):
- Cost of net revenue	407	379	955	1,151
- Research and development	296	285	876	969
- Sales and marketing	412	302	1,072	859
- General and administrative	621	358	1,626	1,109
Restructuring charges (b)	—	—	1,361	—
Non-GAAP operating (loss) income	$(3,054)	$(651)	$(9,231)	$302

GAAP net loss	$(4,963)	$(2,171)	$(15,673)	$(4,401)
Stock-based compensation expense (a)	1,736	1,324	4,529	4,088
Restructuring charges (b)	—	—	1,361	—
Non-GAAP net loss	$(3,227)	$(847)	$(9,783)	$(313)

Shares used in computing Non-GAAP basic and diluted earnings per share	46,842	45,192	46,655	44,658

Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.07)	$(0.02)	$(0.21)	$(0.01)

(a) Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b) Restructuring charges incurred in connection with an 18% reduction in headcount announced on February 6, 2014 and a 10% reduction in headcount announced on May 7, 2014, primarily comprised of employee severance and benefit costs.

CONTACT:

Media
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Rick Neely
Intermolecular, Inc.
Sr. Vice President and Chief Financial Officer
rick.neely@intermolecular.com
+1.408.582.5430